Colfax Raises 2011 Guidance

FULTON, Md., June 1, 2011 /PRNewswire/ -- Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, announced today that it has raised its guidance for 2011, and will be presenting the revised outlook at KeyBanc Capital Market's Industrial, Automotive and Transportation Conference in Boston, on June 1st. The presentation slides can be accessed via Colfax's website at www.colfaxcorp.com under the "Investors" section.

Clay Kiefaber, President and Chief Executive Officer, stated, "Given our stronger than expected results for the first quarter of 2011, our acquisition of Rosscor Holding B.V. and current market conditions, we are pleased to announce that we have re-evaluated our outlook for 2011 and are raising our guidance.  We now expect organic sales growth for full year 2011 of 6% to 8% in comparison to 2010, up from our previous guidance of 2% to 4%.  Additionally, we anticipate adjusted net income per share to be within the range of $1.12 to $1.22 for full year 2011 compared to our previous expectation of $1.00 to $1.10."
Non-GAAP Financial Measures

Organic sales growth and adjusted net income per share are non-GAAP financial measures. Adjusted net income per share excludes asbestos liability and defense costs (income) and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented and assume income taxes at an effective tax rate of 32%. Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of legacy asbestos issues and items outside the control of its operating management team. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of adjusted net income per share is provided in the financial table in this press release.

ABOUT COLFAX CORPORATION – Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker 2011CFX.2011 Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's expectations regarding organic sales growth, adjusted earnings per share, plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change.  This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	EPS Range

Projected net income per share – fully diluted	$0.86	$0.96
Restructuring and other related charges	0.06	0.06
Asbestos coverage litigation	0.12	0.12
Asbestos liability and defense costs	0.08	0.08
Projected adjusted net income per share – fully
diluted	$1.12	$1.22

CONTACT:  INVESTOR CONTACT: Scott Brannan, +1-301-323-9005, scott.brannan@colfaxcorp.com